Exhibit 10.3

NISSAN-INFINITI LT,
as Titling Trust,
NILT TRUST,
as Grantor and UTI Beneficiary,
and
NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer,

2011-B SUBI
SERVICING SUPPLEMENT
Dated as of September 28, 2011

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TABLE OF CONTENTS
(continued)
EXHIBIT

Exhibit A – Form of Settlement Statement	A-1
Exhibit B – Form of Annual ERISA Certification	B-1
SCHEDULE
Schedule A — Regulation AB Representations, Warranties and Covenants

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2011-B SUBI SERVICING SUPPLEMENT
     This 2011-B SUBI Servicing Supplement, dated as of September 28, 2011 (as amended, supplemented or otherwise modified, this “2011-B Servicing Supplement”), is among Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary of the Titling Trust (in such capacities, the “Grantor” and the “UTI Beneficiary,” respectively), and Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), as servicer (the “Servicer”).
RECITALS
     A. The Grantor and the UTI Beneficiary, the Servicer, NILT, Inc., as trustee of the Titling Trust (the “Titling Trustee”), Wilmington Trust Company, a Delaware corporation with trust powers, as Delaware trustee (the “Delaware Trustee”), and U.S. Bank National Association (“U.S. Bank”), as trust agent (the “Trust Agent”), have entered into the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), pursuant to which the Titling Trust was created to, among other things, take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);
     B. The parties hereto have entered into the Servicing Agreement, dated as of March 1, 1999 as amended by the First Amendment to the Servicing Agreement, dated as of January 3, 2001 (the “Basic Servicing Agreement” and, as supplemented hereby, the “Servicing Agreement”), which provides for certain servicing obligations with respect to the Trust Assets; and
     C. The parties acknowledge that in connection with the execution of the 2011-B SUBI Supplement to the Titling Trust Agreement, dated as of September 28, 2011 (the “2011-B SUBI Supplement”, and together with the Titling Trust Agreement, the “SUBI Trust Agreement”), pursuant to which a special unit of beneficial interest in the Titling Trust (the “2011-B SUBI”) will be created, it is necessary and desirable to enter into a supplemental agreement to the Basic Servicing Agreement providing for specific servicing obligations in connection with the Trust Assets allocable to the 2011-B SUBI.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE SEVEN
DEFINITIONS
     Section 7.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Agreement of Definitions, dated as of September 28, 2011, by and among Nissan Auto Lease Trust 2011-B, as issuer (the “Issuing Entity”), NILT Trust, as Grantor and UTI Beneficiary, the Titling Trust, NMAC, in its individual capacity, as Servicer and as administrative agent (in such capacity, the “Administrative Agent”), Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), the Titling Trustee, the Delaware Trustee, Wilmington Trust, National Association, as owner trustee (in
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such capacity, the “Owner Trustee”), U.S. Bank, as Trust Agent, and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).
     Section 7.02 Interpretative Provisions. For all purposes of this 2011-B Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this 2011-B Servicing Supplement as a whole and not to any particular part, Article or Section within this 2011-B Servicing Supplement, (iii) references to an Article or Section such as “Article Eight” or “Section 8.01” shall refer to the applicable Article or Section of this 2011-B Servicing Supplement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this 2011-B Servicing Supplement, except that references to the SUBI Trust Agreement include only such items as related to the 2011-B SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this 2011-B Servicing Supplement include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”
ARTICLE EIGHT
SERVICING OF THE 2011-B LEASES AND 2011-B VEHICLES
     Section 8.01 Identification of 2011-B Leases and 2011-B Vehicles; Securitization Value. The Servicer hereby identifies as 2011-B SUBI Assets the Leased Vehicles and the Leases relating to such Leased Vehicles more particularly described in the Schedule of 2011-B Leases and 2011-B Vehicles (respectively, the “2011-B Vehicles” and the “2011-B Leases”). The Servicer shall calculate the Securitization Value for each 2011-B Lease as of the Cutoff Date.
     Section 8.02 Reallocation and Repurchase of 2011-B Leases and 2011-B Vehicles; Purchase of Matured Vehicles; Lease Pull-Forwards.
          (a) (i) If the Servicer grants a lease term extension of more than 6 months or an extension that extends the lease term beyond the Note Final Scheduled Payment Date for the Class A-4 Notes, with respect to any 2011-B Lease, the Servicer shall, on the related Deposit Date, (A) deposit or cause to be deposited into the 2011-B SUBI Collection Account an amount equal to the Repurchase Payment and (B) direct the Titling Trustee to either reallocate such 2011-B Lease and the related 2011-B Vehicle from the 2011-B SUBI to the UTI or an Other SUBI or cause such 2011-B Lease and 2011-B Vehicle to be conveyed to the Servicer; and (ii) if
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a Lessee changes the domicile of or title to a 2011-B Vehicle and such change would result in the Titling Trust doing business in a Restricted Jurisdiction, the Servicer, on the related Deposit Date, (A) shall deposit or cause to be deposited into the 2011-B SUBI Collection Account an amount equal to the Repurchase Payment, and (B) shall direct the Titling Trustee to either reallocate such 2011-B Lease and the related 2011-B Vehicle from the 2011-B SUBI to an Other SUBI or the UTI or cause such 2011-B Lease and 2011-B Vehicle to be conveyed to the Servicer.
          (b) The Servicer hereby makes to the other parties hereto and the parties to the SUBI Trust Agreement the representations and warranties contained in Section 2.06(a) of the Basic Servicing Agreement as to each 2011-B Lease and 2011-B Vehicle as of the Vehicle Representation Date. The Servicer also hereby represents and warrants that (i) each 2011-B Lease is an 2011-B Eligible Lease, and (ii) it used no adverse selection procedures in selecting any of the 2011-B Leases or any of the 2011-B Vehicles for allocation to the 2011-B SUBI. Upon discovery by the Titling Trustee, the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor that any representation or warranty in this Section 8.02(b) was incorrect as of the Cutoff Date in a manner that materially adversely affects the interest of the Issuing Entity in the related 2011-B Lease or 2011-B Vehicle, the entity discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. If the Servicer does not cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the Cutoff Date prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer discovers such incorrectness (whether pursuant to such notice or otherwise), then the Servicer shall (i) deposit (or cause to be deposited) into the 2011-B SUBI Collection Account an amount equal to the Repurchase Payment on the Deposit Date following the end of such Collection Period, and (ii) direct the Titling Trustee to either reallocate such 2011-B Lease and the related 2011-B Vehicle from the 2011-B SUBI to an Other SUBI or the UTI or cause such 2011-B Lease and 2011-B Vehicle to be conveyed to the Servicer on the Deposit Date.
          (c) Immediately prior to the sale or disposition of a Matured Vehicle or a Defaulted Vehicle, the Servicer may reallocate such Matured Vehicle or Defaulted Vehicle from the 2011-B SUBI to the UTI for purposes of implementing NMAC’s like kind exchange program. In connection with such reallocation, NILT Trust, as the UTI Beneficiary, will cause to be deposited into the 2011-B SUBI Collection Account the Reallocation Payments no later than two Business Days after such reallocation, or, if the Monthly Remittance Condition is met, the Servicer shall be permitted to retain the Reallocation Payments received during a Collection Period until such amounts are required to be disbursed as set forth in Section 8.03(c). Upon receipt of the Reallocation Payments, the 2011-B SUBI shall have no claim against or interest in such Matured or Defaulted Vehicle.
          (d) In connection with the purchase by the Servicer of a Matured Vehicle relating to a 2011-B Lease pursuant to Section 2.06(f) of the Basic Servicing Agreement, if (i) no Sales Proceeds Advance has been made, the purchase price of such Matured Vehicle will equal the Securitization Value of such 2011-B Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, (A) the purchase price will equal the amount of the Sales Proceeds Advance, (B) no additional amounts need be remitted by the Servicer, and (C) the Servicer shall be deemed to have been reimbursed for such Sales Proceeds Advance.
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          (e) If any 2011-B Lease and the related 2011-B Vehicle are reallocated to the UTI, until such time thereafter, if ever, as such Lease and Leased Vehicle are allocated to an Other SUBI, the Servicer shall indemnify, defend and hold harmless the Related Beneficiaries, the Issuing Entity and the Titling Trust from and against any and all loss or liability with respect to or resulting from such 2011-B Lease or 2011-B Vehicle (including the reasonable fees and expenses of counsel) except the Servicer shall not be liable for or required to indemnify the Related Beneficiaries, the Issuing Entity and the Titling Trust from and against any and all special, indirect, consequential or punitive losses or liabilities.
          (f) If the Servicer permits a Lease Pull-Forward, all Pull-Forward Payments due and payable by the Lessee under the Lease will be paid and deposited in the SUBI Collection Account within the time period required for the Servicer to deposit collections into the SUBI Collection Account; provided that, if the Servicer waives the Pull-Forward Payment (or any portion thereof) payable by the Lessee during any Collection Period, the Servicer will be required to deposit the waived amount of the Pull-Forward Payment into the SUBI Collection Account by the next Deposit Date related to such Collection Period.
     Section 8.03 Collections and Payment Date Advance Reimbursement.
          (a) The Servicer shall, with respect to SUBI Collections and amounts in respect of the 2011-B SUBI Certificate, from time to time, determine the respective amounts and recipients and:
     (i) during each Collection Period, in addition to the deposits required by Section 2.07 of the Basic Servicing Agreement, deposit into the 2011-B SUBI Collection Account all Repurchase Payments pursuant to Section 8.02(a) and Section 8.02(b), and any Reallocation Payments pursuant to Section 8.02(c);
     (ii) on, or prior to each Deposit Date, deposit into the 2011-B SUBI Collection Account all Advances, any Residual Value Surplus from the sale of a Matured Vehicle for which the Servicer made a Sales Proceeds Advance and any Net Auction Proceeds from the disposition of a Matured Vehicle at auction for which the Servicer was reimbursed during the related Collection Period pursuant to Section 8.06; and
     (iii) on each Payment Date, pursuant to the related Payment Date Certificate, allocate Available Funds on deposit in the 2011-B SUBI Collection Account with respect to the related Collection Period and instruct the Indenture Trustee to make, no later than 11:00 a.m., New York City time, or such other time as may be agreed to by the applicable parties, the following deposits and distributions in the following amounts and order of priority:
     (A) to the Servicer the sum of outstanding (1) Sales Proceeds Advances (x) in respect of 2011-B Vehicles that were sold during the related Collection Period (other than a sale to the Servicer pursuant to Section 8.02(d)(ii)), and (y) that have been outstanding as of the end of that Collection Period for at least 90 days and (2) Monthly Payment Advances as to which the related Lessee has made all or a portion of the advanced Monthly Payment or that
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have been outstanding as of the end of the Collection Period for at least 90 days (collectively, the “Payment Date Advance Reimbursement”);
     (B) to or on behalf of the Servicer, the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods; and
     (C) to the Note Distribution Account, the Reserve Account and Certificate Distribution Account, as applicable, such distributions in the amounts and order of priority as set forth in Sections 8.04(a), 8.04(b) and 10.01 of the Indenture.
          (b) Notwithstanding Section 2.07 of the Basic Servicing Agreement, the Servicer shall remit into the SUBI Collection Account the amounts provided for in such Section received during a Collection Period, by (subject to Section 8.03(c)) the close of business on the second Business Day after identification.
          (c) Notwithstanding Section 8.02(c) or 8.03(b) hereof, the Servicer shall be permitted to retain the amounts provided for in such subsections received during a Collection Period until the Business Day preceding the Payment Date on which such amounts are required to be disbursed (or such other date as provided in the Public ABS Transaction referred to below), for so long as no Servicer Default has occurred and is continuing, and the following requirements are met (collectively, the “Monthly Remittance Condition”):
     (i) (A) NMAC (or its successors pursuant to Section 5.03(b) of the Basic Servicing Agreement) is the Servicer, and (B) NMAC’s short-term unsecured debt obligations are rated at least “Prime-1” by Moody’s and “F-1” by Fitch (in each case, so long as Moody’s or Fitch is a Rating Agency);
     (ii) the Servicer obtains a Servicer Letter of Credit or certain other arrangements are made and the Rating Agency Condition is satisfied;
     (iii) the Servicer otherwise satisfies each Rating Agency’s requirements; or
     (iv) if the Outstanding Amount of the Notes is reduced to zero and 100% of the outstanding Trust Certificates are owned by the Trust, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates.
     Pending deposit into the 2011-B SUBI Collection Account, SUBI Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds. Notwithstanding anything herein to the contrary, if a subsequent Public ABS Transaction calls for changes in making monthly deposits to the related collection account, then, if the Rating Agency Condition is satisfied, the Servicer will no longer be bound by the Monthly Remittance Condition hereunder, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction.
          (d) Notwithstanding Sections 2.07(a) and 2.11(a) of the Basic Servicing Agreement, the Servicer shall use commercially reasonable efforts in accordance with its
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Customary Servicing Practices to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates.
     Section 8.04 Net Deposits. Notwithstanding anything to the contrary contained in this 2011-B Servicing Supplement, for so long as NMAC is the Servicer, the Servicer shall be permitted to deposit into the 2011-B SUBI Collection Account only the net amount distributable to the Issuing Entity, as holder of the 2011-B SUBI Certificate on the related Deposit Date. The Servicer shall, however, account to the Issuing Entity, the Titling Trustee, the Trust Agent, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the Holders of the Securities as if all of the deposits and distributions described herein were made individually.
     Section 8.05 Servicing Compensation.
          (a) As compensation for the performance of its obligations under the Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee.
          (b) The Servicer shall also be entitled to additional servicing compensation with respect to the 2011-B SUBI Assets in the form of Administrative Charges to the extent not required for the payment of insurance premiums, taxes, or similar charges allocable to the 2011-B Leases; provided, however, that the Servicer may in its sole discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a Lease.
     Section 8.06 Advances.
          (a) If during a Collection Period a Lessee makes a Lessee Partial Monthly Payment, the Servicer shall make, by deposit into the 2011-B SUBI Collection Account on the related Deposit Date, a Monthly Payment Advance, unless such Advance is not required to be made pursuant to Section 8.06(c).
          (b) On each Deposit Date, the Servicer shall make, by deposit into the 2011-B SUBI Collection Account, Sales Proceeds Advances, unless such Advance is not required to be made pursuant to Section 8.06(c). After the Servicer has made a Sales Proceeds Advance with respect to a Matured Vehicle, the Issuing Entity shall have no claim against or interest in such Matured Vehicle or any Net Auction Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Servicer shall sell or otherwise dispose of a Matured Vehicle after having made a Sales Proceeds Advance, the Issuing Entity may retain all of such Sales Proceeds Advance, and the Servicer shall retain the related Net Auction Proceeds up to the Securitization Value of the related 2011-B Lease, and shall deposit the Residual Value Surplus, if any, into the 2011-B SUBI Collection Account. If the Net Auction Proceeds are less than the Securitization Value of the related 2011-B Lease, the Servicer may deduct the difference from SUBI Collections in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance. If the Servicer has not sold a Matured Vehicle within six calendar months
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after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance from the 2011-B SUBI Collection Account. Within six months of receiving such reimbursement, if the related 2011-B Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause such 2011-B Vehicle to be sold at auction and shall remit the proceeds (less Disposition Expenses and Liquidation Expenses) associated with such auction sale to the 2011-B SUBI Collection Account.
          (c) Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related 2011-B Lease or 2011-B Vehicle.
     Section 8.07 Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Basic Servicing Agreement, the Servicer shall immediately notify the Depositor (in the event that NMAC is not acting as Servicer) and the Indenture Trustee (or any successor to the duties of the Indenture Trustee) upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Depositor or the Issuing Entity with respect to the 2011-B SUBI Assets.
     Section 8.08 Contingent and Excess Liability Insurance Policy. So long as any Securities are outstanding, the Servicer shall maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised against the Titling Trust, the Titling Trustee on behalf of the Titling Trust or the Issuing Entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence and in the aggregate, without limit on the number of occurrences in any policy period (which Insurance Policy may be a blanket Insurance Policy covering the Servicer and one or more of its Affiliates) and (ii) each Rating Agency receives prior written notice of such termination and any replacement insurance policy. The obligations of the Servicer pursuant to this Section shall survive any termination of the Servicer’s other obligations under the Servicing Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise. Notwithstanding the foregoing, the Servicer shall only be required to maintain the Contingent and Excess Liability Insurance Policy that is required to be maintained by the Servicer in the most recent Public ABS Transaction; provided, that if no such Contingent and Excess Liability Insurance Policy is required to be maintained in the most recent Public ABS Transaction, then no such Contingent and Excess Liability Insurance Policy shall be required hereunder.
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     Section 8.09 Reporting by the Servicer; Delivery of Certain Documentation. On the tenth calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day), the Servicer shall furnish to the Titling Trustee and each Related Beneficiary a Settlement Statement, substantially in the form as set forth in Exhibit A hereto for the immediately preceding Collection Period.
     Section 8.10 Accountants’ Attestation. So long as the Depositor is filing the attestation report with respect to the Issuing Entity under the Exchange Act, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2012, the Servicer shall cause a firm of independent certified public accountants to furnish an attestation report to the Issuing Entity, Indenture Trustee and each Rating Agency as to the Servicer’s Assessment Report of its compliance with the applicable servicing criteria set forth under Item 1122 of Regulation AB during the Servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement), which shall be deemed furnished upon filing such report with the Commission. The form of attestation report may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the Commission.
     Section 8.11 Servicer’s Assessment Report; Annual Servicer’s Compliance Statement; Officer’s Certificate; Administrative Agent Compensation.
          (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, which shall be deemed to be delivered upon filing such report with the Commission, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2012, a report assessing the Servicer’s compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Items 1122 and 1123 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity (the “Servicer’s Assessment Report”) and such Servicer’s Assessment Report will identify any material instance of noncompliance, so long as the Depositor is filing the Servicer’s Assessment Report with respect to the Issuing Entity under the Exchange Act. The form of Servicer’s Assessment Report may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidelines promulgated by the Commission.
          (b) The Servicer shall also deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2012, an Officer’s Certificate with respect to the prior fiscal year of the Servicer ended such calendar year (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to March 31, 2012), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such twelve-month (or shorter) period in all material respects, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status thereof.
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Copies of such statements, certificates and reports may be obtained by the Noteholders or the Certificateholder by a request in writing addressed to the Indenture Trustee or the Owner Trustee.
          (c) On or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2012, for as long as NMAC continues to act as the Servicer, the Servicer shall deliver an Officer’s Certificate substantially in the form of Exhibit B with respect to the Employee Benefit Plans to each Rating Agency, the Owner Trustee and the Indenture Trustee.
          (d) The Servicer shall pay the Administrative Agent an annual payment of compensation in an amount to be agreed to between the Administrative Agent and the Servicer pursuant to Section 1.04 of the Trust Administration Agreement.
     Section 8.12 Servicer Defaults; Termination of Servicer.
          (a) Each of the following acts or occurrences constitutes a “Servicer Default” under the Servicing Agreement with respect to the 2011-B SUBIs:
     (i) the Servicer fails to deliver, or cause to be delivered, any required payment to the Indenture Trustee for distribution to the Noteholders or to the Owner Trustee for distribution to the Trust Certificateholders, which failure continues for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee, or Noteholders or Trust Certificateholders, as applicable, evidencing at least a Majority Interest in the applicable Securities (which for this purpose includes Trust Certificates held by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates), voting together as a single class;
     (ii) the Servicer fails to duly observe or perform in any material respect any of its covenants or agreements in the Servicing Agreement not otherwise covered in this Section 8.12(a), which failure materially and adversely affects the rights of a Holder of the 2011-B SUBI Certificate, the Noteholders or Trust Certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Indenture Trustee or the related holders evidencing at least a Majority Interest in the applicable Securities or such default becomes known to the Servicer;
     (iii) any representation, warranty, or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of a Holder of the 2011-B SUBI Certificate or the holders of the Notes, or the Trust Certificateholders, continues
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unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Titling Trustee or the related holders evidencing a Majority Interest in the applicable Securities, or such default becomes known to the Servicer;
     (iv) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Servicer or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Servicer, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order; or
     (v) the Servicer (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) is generally unable to pay its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing, and in each case, the continuance of any such event remains unstayed and in effect for a period of 90 consecutive days;
provided, however, that notwithstanding any other provision of the Servicing Agreement, (i) for the purpose of determining what constitutes a Servicer Default with respect to the 2011-B SUBI, the provisions contained in this Section 8.12(a) shall replace in their entirety the provisions contained in Section 4.01(a) of the Basic Servicing Agreement and (ii) any Servicer Default with respect to the 2011-B SUBI shall not constitute a Servicing Default with respect to any other Sub-Trust and any Servicing Default (as such term is defined in the Basic Servicing Agreement) with respect to any other Sub-Trust shall constitute a Servicer Default (as such term is defined in the Basic Servicing Agreement) only with respect to such Sub-Trust and not with respect to the 2011-B SUBI.
          (b) Upon the occurrence of any Servicer Default, the Servicer, in addition to complying with the notice requirements of Section 4.01(b) of the Basic Servicing Agreement (except that references therein to Registered Pledgees shall mean each Registered Pledgee of the 2011-B SUBI Certificate), shall provide to the Indenture Trustee and the Owner Trustee prompt notice of any (i) Servicer Default or (ii) event or condition that, with the giving of notice or the passage of time, or both, would become a Servicer Default, accompanied in each case by a description of the nature of the default and the Servicer’s efforts to remedy the same.
          (c) In addition to the provisions of Section 4.01(c) of the Basic Servicing Agreement, if a Servicer Default shall have occurred and is continuing with respect to the 2011-B SUBI, the Titling Trustee, on behalf of the Titling Trust, shall, at the direction of the Required
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Related Holders, by notice given to the Servicer, the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement), the Related Beneficiary and the holders of the Rated Securities affected by that Servicer Default, and such notice will terminate the rights and obligations of the Servicer under this 2011-B Servicing Supplement in accordance with such Section. In the event that the Servicer is removed as servicer with respect to servicing the 2011-B SUBI Assets, subject to the consent of the Titling Trustee, the Required Related Holders shall appoint a successor Servicer. The successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Titling Trustee. Such successor Servicer shall be approved by the Titling Trustee, such approval not to be unreasonably withheld. Notwithstanding the provisions of Section 4.01(e) of the Basic Servicing Agreement, with respect to any Servicer Default related to the 2011-B SUBI Assets, the Titling Trustee, acting on the direction of the Required Related Holders, may waive any default of the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the 2011-B SUBI and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2011-B SUBI Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the Certificate Balance has been reduced to zero.
          (d) If the Servicer is removed with respect to servicing the 2011-B SUBI Assets, the Servicer shall be entitled to reimbursement for any outstanding Advances made pursuant to this 2011-B Servicing Supplement, to the extent of the funds available therefor with respect to all Advances made by the Servicer.
     Section 8.13 Servicer Representations and Warranties. Effective as of the date hereof, the Servicer hereby reaffirms the representations and warranties set forth in Section 2.06(a) and Section 5.01 of the Basic Servicing Agreement, except that references to “this Agreement” shall be deemed to refer to the Servicing Agreement, as such term is defined herein.
     Section 8.14 Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.
     Section 8.15 Currency Swap Agreement. Pursuant to the Trust Agreement, the Issuing Entity may, from time to time, as directed by the Certificateholders by means of notice to the Administrative Agent, enter into a Currency Swap Agreement with a Currency Swap Counterparty to swap amounts payable to Trust Certificateholders from U.S. dollars to Japanese yen; provided, that (1) at the time the Issuing Entity enters into the Currency Swap Agreement, the Rating Agency Condition shall have been satisfied, and (2) any payments to the Currency
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Swap Counterparty (including termination payments) are payable only from amounts that are otherwise payable to the Trust Certificateholders. Any payments received by the Issuing Entity from the Currency Swap Counterparty under a Currency Swap Agreement shall not be deposited in the Collection Account and shall be paid by the Indenture Trustee directly to or to the order of the Trust Certificateholders on the related Payment Date. In connection with executing any such Currency Swap Agreement, the Issuing Entity, Indenture Trustee, Owner Trustee, Seller and Servicer will enter into an amendment to this Sale and Servicing Agreement, subject to Section 9.03, in a form approved by the Trust Certificateholders, that will specify the creation of any necessary accounts and modifications of any provisions hereof to the extent necessary or appropriate to effectuate the intention of such Currency Swap Agreement.
     Section 8.16 Possession of Lease Documents. Notwithstanding anything to the contrary in Section 2.03 of the Basic Servicing Agreement, the Servicer or its designee may hold the Lease Documents at locations in the continental United States. The Servicer will furnish to the Administrative Agent, as soon as practicable after receiving a request therefor, a list of all locations where Lease Documents are kept.
ARTICLE NINE
MISCELLANEOUS
     Section 9.01 Termination of Servicing Supplement. This 2011-B Servicing Supplement shall terminate upon the earlier to occur of (i) the termination of the 2011-B SUBI or (ii) with respect to the Servicer, but not as to the applicable successor Servicer, the resignation or removal of the Servicer with respect to the 2011-B SUBI in accordance with the terms of the Servicing Agreement. Any such termination hereunder shall effect a termination only with respect to the 2011-B SUBI Assets and not as to Trust Assets allocated to any other Sub-Trust, and shall not effect a termination of the Basic Servicing Agreement or any other supplement to the Basic Servicing Agreement.
     Section 9.02 Governing Law. This 2011-B Servicing Supplement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any otherwise applicable principles of conflict of laws.
     Section 9.03 Amendment.
          (a) Notwithstanding any provision of the Basic Servicing Agreement, the Basic Servicing Agreement, as supplemented by this 2011-B Servicing Supplement, to the extent that it relates solely to the 2011-B SUBI and the 2011-B SUBI Assets, may be amended in accordance with this Section 9.03.
          (b) Any term or provision of this 2011-B Servicing Supplement may be amended by the parties hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class or (B) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer delivered to the Indenture Trustee, materially and adversely affect the
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interests of the Noteholders, and (ii) any amendment that materially adversely affects the interests of the Trust Certificateholder, Titling Trustee, the Delaware Trustee, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are adversely affected; provided, further that an opinion of counsel is delivered to the Titling Trustee to the effect that after such amendment, for federal income tax purposes, the Titling Trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation and Notes will properly be characterized as indebtedness that is secured by the assets of the Issuing Entity. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment and the Officer’s Certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Trust Certificateholder, the Delaware Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Titling Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Titling Trustee’s or the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.
          (c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such.
          (d) Notwithstanding anything herein to the contrary, any term or provision of this 2011-B Servicing Supplement may be amended by the parties hereto without the consent of any of the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied and the Officer’s Certificate described in Section 9.03(b)(i)(B) is delivered to the Indenture Trustee.
          (e) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.
          (f) Prior to the execution of any amendment to this 2011-B SUBI Servicing Supplement, the Servicer shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this 2011-B SUBI Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholder, Titling Trustee, the Delaware Trustee, the Indenture Trustee and the Owner Trustee.
          (g) None of U.S. Bank, as trustee of NILT Trust and as Trust Agent, NILT, Inc., nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating
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Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer shall deliver to a Responsible Officer of U.S. Bank, NILT, Inc. and the Indenture Trustee an Officer’s Certificate to that effect, and U.S. Bank. NILT, Inc. and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.
     Section 9.04 Relationship of this 2011-B Servicing Supplement to Other Trust Documents. Unless the context otherwise requires, this 2011-B Servicing Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 2011-B Servicing Supplement and (i) the Titling Trust Agreement, with respect to the servicing of any Trust Assets, the provisions of this 2011-B Servicing Supplement shall prevail and (ii) the Basic Servicing Agreement, the provisions of this 2011-B Servicing Supplement shall control.
     Section 9.05 Binding Effect. The provisions of this 2011-B Servicing Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Owner Trustee on behalf of the Issuing Entity.
     Section 9.06 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 9.07 Counterparts. This 2011-B Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.
     Section 9.08 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this 2011-B Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers, and remedies hereunder.
     Section 9.09 Third-Party Beneficiaries. The Issuing Entity, each Holder of the 2011-B SUBI, each Related Beneficiary, and each Registered Pledgee shall be third-party beneficiaries of the Servicing Agreement. Except as otherwise provided in the Servicing Agreement, no other Person shall have any rights hereunder. For purposes of the Servicing Agreement, this Section replaces Section 6.12 of the Basic Servicing Agreement in its entirety.
     Section 9.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided at law, in equity or otherwise.
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     Section 9.11 No Petition. Each of the parties hereto, by entering into this 2011-B Servicing Supplement, in addition to provisions of Section 6.14 of the Basic Servicing Agreement, hereby covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination of this 2011-B Servicing Supplement and the complete or partial resignation or removal of the Servicer under the SUBI Trust Agreement, the Basic Servicing Agreement or this 2011-B Servicing Supplement.
     Section 9.12 No Recourse.
          (a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank, not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of NILT Trust, is made and intended not as personal representations, undertakings, and agreements by U.S. Bank, but is made and intended for the purpose of binding only NILT Trust, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.
          (b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by NILT, Inc., not individually or personally, but solely as Titling Trustee of Nissan-Infiniti LT, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings, and agreements herein made on the part of Nissan-Infiniti LT, is made and intended not as personal representations, undertakings, and agreements by NILT, Inc., but is made and intended for the purpose of binding only Nissan-Infiniti LT, (iii) nothing herein contained shall be construed as creating any liability on NILT, Inc., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall NILT, Inc. be personally liable for the payment of any indebtedness or expenses of Nissan-Infiniti LT under this Agreement or any other related documents.
     Section 9.13 Notices. The notice provisions of Section 6.05 of the Basic Servicing Agreement shall apply equally to this 2011-B Servicing Supplement. A copy of each notice or other writing required to be delivered to the Servicer pursuant to the Servicing Agreement also shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of mail, email (if an email address is provided) or facsimile notice, when actually received by the intended recipient, addressed to the party to be notified, and sent to (i) the Owner Trustee at Wilmington Trust, National Association,
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Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882), Attention: Corporate Trust Administration; (ii) the Servicer at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: mike.robinson@nissan-usa.com and matt.zimmerman@nissan-usa.com), Attention: Treasurer; (iii) the Trust Agent at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: NILT, Inc. (telecopier no. (312) 332-7996) (email: patricia.child@usbank.com); or (iv) at such other address as shall be designated by any of the foregoing in written notice to the other parties hereto; provided, however, any demand, notice or communication to be delivered pursuant to the Servicing Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).
[Signature Pages to Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this 2011-B Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN-INFINITI LT, as Titling Trust
By:	NILT, INC.,
as Titling Trustee

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	President

NILT TRUST, as Grantor and UTI Beneficiary
By:	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer
By:	/s/ Steven R. Lambert
	Name:	Steven R. Lambert
	Title:	President

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S-1

EXHIBIT A

FORM OF SETTLEMENT STATEMENT
(See Attached)
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A-1

EXHIBIT B
FORM OF ANNUAL ERISA CERTIFICATION
(As required to be delivered on or before June 30 of each
calendar year beginning with June 30, 2012, pursuant to
Section 8.11 of the 2011-B Servicing Supplement)
NISSAN MOTOR ACCEPTANCE CORPORATION

NISSAN AUTO LEASE TRUST 2011-B

     The undersigned, duly authorized representative of Nissan Motor Acceptance Corporation (“NMAC”), as Servicer, pursuant to the 2011-B SUBI Servicing Supplement to the Basic Servicing Agreement dated as of September 28, 2011 (as amended and supplemented, or otherwise modified and in effect from time to time, the “2011-B Servicing Supplement”), by and among NISSAN-INFINITI LT, NMAC, as Servicer, and NILT TRUST, does hereby certify that:
     1. The undersigned is an Authorized Officer of NMAC.
     2. As of the end of NMAC’s preceding fiscal year, with respect to Employee Benefit Plans:
(a) [Employee Benefit Plan assets exceed the present value of accrued benefits][The present value of the accrued benefits exceeds plan assets] under each of the Employee Benefit Plans as of the close of the most recent Employee Benefit Plan year, as required to be reported in the financial statements for such Employee Benefit Plan filed with the most recent Form 5500 for such Employee Benefit Plan (the “Most Recent Plan Financial Statements”).
[Select from the following statements]
(b) [Neither NMAC nor any of its ERISA Affiliates (i) anticipates that the value of the assets of any Employee Benefit Plan it maintains would not be sufficient to cover any Funding Target; or (ii) is contemplating benefit improvements with respect to any Employee Benefit Plan then maintained by any such entity or the establishment of any new Employee Benefit Plan, either of which would cause any such entity to maintain a Employee Benefit Plan with a Funding Target in excess of plan assets. The term “Funding Target” has the meaning set forth in section 430(d) of the Internal Revenue Code.][Describe any failure of the certifications in clauses (i) and (ii) to be true.]
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(c) [If all of the Employee Benefit Plans (other than a multiemployer Employee Benefit Plan) were terminated (disregarding any Employee Benefit Plans with surpluses), the unfunded liabilities at such date with respect to such Employee Benefit Plans, their participants or beneficiaries, and the Pension Benefit Guaranty Corporation, would not have exceeded [5%] of the consolidated net worth of Nissan Motor Co., Ltd. or [25%] of the consolidated net worth of Nissan North America, Inc. at such date.]
(d) [There are no unpaid minimum required contributions with respect to any Employee Benefit Plan as disclosed on the Most Recent Plan Financial Statements.]
(e) [Describe any facts that would cause the statements in clauses (b), (c) or (d) to be incorrect.]
     Capitalized terms used but not defined herein are used as defined in the 2011-B Servicing Supplement, and if not defined therein, as defined in the Agreement of Definitions, dated as of September 28, 2011, among Nissan Auto Lease Trust 2011-B, NILT Trust, as grantor and UTI beneficiary, Nissan-Infiniti LT, as the titling trust, NMAC, in its individual capacity, as Servicer and as administrative agent, Nissan Auto Leasing LLC II, NILT, Inc., as the titling trustee, Wilmington Trust, National Association, as owner trustee, Wilmington Trust Company, as Delaware trustee, U.S. Bank, as trust agent, and U.S. Bank, as indenture trustee.
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     IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of _________.

By:
Name:
Title:
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SCHEDULE A
REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS
PART I
DEFINED TERMS
     Section 1.01. As used in this Schedule A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Schedule A that are defined in the Agreement to which this Schedule A is attached shall have the same meanings herein as in the Agreement:
     “Commission”: The United States Securities and Exchange Commission.
     “Regulation AB”: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Securities Act”: The Securities Act of 1933, as amended.
PART II
COMPLIANCE WITH REGULATION AB
     Section 2.01. Intent of the Parties; Reasonableness.
     Each of the Issuing Entity, the Indenture Trustee, the NILT Trust, NILT and the Servicer acknowledges and agrees that the purpose of Part II of this Schedule A is to facilitate compliance by the Issuing Entity and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.
     Each of the Issuing Entity, the Indenture Trustee, the NILT Trust, NILT and the Servicer acknowledge that their respective obligations hereunder may be supplemented and modified as reasonably necessary to be consistent with any amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, in respect of the requirements of Regulation AB. In addition, each of the Issuing Entity, the Indenture Trustee, the NILT Trust, NILT and the Servicer shall comply with reasonable requests made by the Issuing Entity for delivery of additional or different information as the Issuing Entity may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested.
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